EMPLOYMENT AGREEMENT, AS OF JANUARY 1, 1997,
                  BETWEEN THE COMPANY AND WILLIAM L. PROST

EMPLOYMENT AGREEMENT ("Agreement") made as of January 1, 1997 between GREEN MOUNTAIN COFFEE ROASTERS, INC., a Vermont corporation ("Employer"), and BILL PROST, an individual residing in San Antonio, Texas ("Executive").

Employer desires to employ Executive and Executive desires to be employed by Employer as Vice President of Marketing. Employer and Employee agree as follows:

1.  Employment, Powers, Duties and Acceptance.

		  1.1   Employer employs Executive to render services to Employer as
          Employer's Vice President of Marketing, and Executive accepts such employment.

   	1.2 As Vice President of Marketing of Employer, Executive shall be responsible for the general supervision and management of all aspects of development and implementation of Employer's marketing strategy, plans and programs, all under the control and supervision of the President and Chief Executive Officer of Employer.

  		1.3   Executive shall be a full-time employee of Employer and shall devote all of his working time, best efforts and full skill and attention to
          Employer's business, and will faithfully serve Employer's interests.
          During the term of this Agreement, Executive agrees to serve, without additional compensation, as an officer and/or director of any parent, subsidiary or affiliate of Employer, if elected as such.

   	1.4   Executive's principal place of employment shall be Waterbury, Vermont and environs, subject to reasonable travel requirements on behalf of
          Employer.

   	1.5 Employer acknowledges that employee is currently and will remain an owner of Prost Marketing, Inc. and Prost Communications, Inc. and that this is not a conflict. Also, in the event of any termination, employee shall not be restricted from working for these companies.

2. 	Term. This Agreement will commence on January 1, 1997, and will continue until terminated by either party in accordance with the provisions of
    Section 4, below.

3. 	Compensation.

    3.1 In consideration of Executive's performance of his duties and responsibilities under this Agreement, Employer agrees to pay and Executive agrees to accept, the following compensation:

    3.1.a Base Compensation.  A salary of $110,000 per annum ("Base
          Compensation"), payable in installments in accordance with Employer's standard payroll practices;

    3.1.b Bonus. Such bonuses ("Bonus"), if any, as may be determined in the sole and absolute discretion of the Board of Directors of Employer;

    3.1.c Benefits. At the option of Executive, and subject to Executive's meeting the eligibility requirements of each respective plan, Executive may participate in and be covered by each profit sharing, bonus, pension, life insurance, accident insurance, health insurance, hospitalization, and any other employee benefit plan of Employer available generally to executives of Employer, on the same basis as shall be available to other executives.

   	3.1.d Vacation.	 Employee shall be entitled to paid vacation of three (3)
          weeks per annum accruing at the rate of 1.25 days per month during the initial two year term of this Agreement, subject to increase to four weeks per annum when qualified in accordance with the then-current policies as specified in the Employer's Employee Handbook available generally to executive-level employees of Employer.

	 		3.1.e Reimbursement for Expenses.

				3.1.e.i Moving Expenses.  Upon presentation of such receipts as Employer shall reasonably require, Employer shall reimburse Executive for such reasonable and customary moving costs and relocation expenses, including any personal income tax liability resulting from reimbursement, involved in the relocation of Executive and his family from Texas to Vermont as shall have the prior written approval of Employer.  Rates of reimbursement shall be based on applicable
          IRS rules and regulations.

   	3.1.e.ii Expenses. Employer shall reimburse Executive for all reasonable expenses paid or incurred by him on behalf of Employer in the course of his employment, but payment shall be made only against a signed, itemized list of such expenditures, utilizing procedures and general forms for that purpose established by Employer.

  	3.2 Nothing in this Agreement shall prevent Employer from at any time increasing Executive's Base Compensation, either permanently or for a limited period, or from paying bonuses and other additional compensation to Executive, in the event that Employer in its sole discretion shall deem it advisable.

4.	Termination.

  	4.1	Death.  Executives's employment under this Agreement shall terminate immediately upon the death of Executive; provided that in the event of the death of Executive, his heirs or legal representative shall be entitled to receive any payment pursuant to Sections 3.1.a, 3.1.b,
       3.1.c, 3.1.d and 3.1.e.ii, if any, accrued as at the date of death, and upon such payment Employer shall have no further obligation pursuant to this Agreement.

   4.2 Termination Without Cause. Executives employment under this Agreement shall terminate immediately upon thirty days' prior written notice from Executive to Employer of his voluntary resignation or thirty days' prior written notice from Employer to Executive of his termination without cause. In the event of termination by either party without cause, Executive shall continue to perform his duties pursuant to this Agreement until the termination date, if requested by Employer, his compensation during the termination period to be payable at his then current rate of Base Compensation, provided however, that Employer shall have the right to require Executive to cease performance of his duties and resign from all offices any time on or after the date of notice of termination, and Executive's performance obligations and offices shall terminate as at that date. In the event that Executive is terminated by Employer without cause:

   4.2.a prior to the first anniversary date of this Agreement, Executive shall be entitled to payment of five (5) months Base Compensation, plus any Bonus accrued and remaining unpaid as at the date of notice of termination, payable in installments in accordance with Employer's then-current payroll practices; or

		4.2.b after the first anniversary date of this Agreement, Executive shall be entitled to payment of five months' Base Compensation at his then-
       current rate of compensation, plus any Bonus accrued as at the date of notice of termination, payable in installments in accordance with
       Employer's then-current payroll practices.	Upon payment by Employer in
       accordance with 4.2.a or 4.2.b, as applicable, Employer shall have no further obligation pursuant to this Agreement.
		4.3  Disability.  If Executive is unable to perform his services due to illness, injury or incapacity for a period of more than ninety (90)
       consecutive days, Employer may terminate Executive's employment and this
       Agreement immediately upon written notice, in which case Executive shall be entitled to compensation as provided in Section 4.2, above, less any payments to Executive pursuant to any policy of disability maintained by Employer or its affiliates for the benefit of Executive.

		4.4  Termination by Employer for Cause.  Executive's employment under this Agreement shall terminate immediately upon written notice from
       Employer to Executive of termination for cause, and Employer shall have no further obligation pursuant to this Agreement. For purposes of this
       Section 4.4, the term "for cause" shall mean and include any of the following events: fraud, misappropriation or embezzlement by Executive involving Employer or any subsidiary or affiliate thereof;
       the conviction in any jurisdiction of Executive for any crime involving moral turpitude or which constitutes a felony;  Executive's demonstrated voluntary unwillingness to perform his duties, including Executive's failure or refusal to carry out or perform such actions or duties as he is specifically directed to carry out or perform by the President and Chief Executive Officer of Employer, provided that Executive shall not be required to perform any illegal or unethical act; the willful engaging by Executive in conduct which has or could reasonably be expected to have a material adverse effect on Employer or any of its subsidiaries or affiliates; or the material breach by Executive of any representations, warranties, agreements or covenants made by Executive in this Agreement or any other agreement between Employer and Executive.
       In the event of termination of this Agreement by Employer for cause,
       Executive shall be entitled to no further compensation except compensation pursuant to Sections 3.1.a, 3.1.b, 3.1.c or 3.1.d or
       3.1.e.ii which may have accrued prior to such termination, and Employer shall have no further obligation hereunder.

5.  	Confidentiality Agreement; Covenant	Not to Compete or Hire Certain
     Employees.

  5.1 Confidentiality Agreement. Executive acknowledges that he will have access to proprietary, confidential information of Employer and its affiliates, which information Executive acknowledges constitutes a special and unique asset of Employer. Executive agrees during the term of this Agreement and thereafter:

		5.1.a to keep secret and retain in the strictest confidence all information about business and financial matters (such as costs, profits, strategic and marketing plans, customer and supplier lists, formulae and methods of operation and production) of Employer and its affiliates; their employment policies and plans; and any other proprietary information relating to Employer and its affiliates, their operations, business and financial affairs (collectively, but excluding information known to Executive prior to his employment with Employer, the
        "confidential information") and not to disclose the confidential information to anyone not then an officer, director or authorized employee of Employer or any of its affiliates, nor utilize such confidential information, either during or after the termination of his employment with Employer, except in the course of performing his duties pursuant to this Agreement or with Employer's express written consent or except to the extent that such confidential information can be shown to have been in the public domain through no fault of
        Executive; and

  5.1.b to deliver to Employer on demand, all memoranda, notes, records, reports and other documents relating to Employer's or any of its affiliates' business, financial affairs or operations and all property associated therewith, which he may then possess or have under his control. Upon request of Employer, Executive agrees to certify that such delivery is complete, and that any and all copies made have been delivered or destroyed. Employer agrees to give access to Executive to such facilities of Employer as may be necessary for retrieval of Executive's personal files and property after termination.

		 5.2  Non-Compete.  During the term of this Agreement, and for a period of six (6) months following termination of this Agreement, Executive agrees that he will not, without Employer's prior written consent
        (which may be withheld for any reason or for no reason in Employer's sole discretion), do anything adverse to the interests of Employer, and shall not, directly or indirectly himself or by or through a family member or otherwise, alone or as a member of a partnership or joint venture, or as a principal, officer, director, consultant, employee or stockholder of any other entity, compete with Employer or be engaged in or connected with any other business competitive with that of Employer or any affiliate thereof; provided, however, that Executive may own as a passive investment not more than one percent (1%) of the securities of any publicly held corporation that may engage in a business; and competitive with that of Employer or any affiliate provided, however, Executive may establish a wholesale distribution business competitive with that of Employer if Executive owns a majority of the outstanding equity of such business. For purposes of this
        Agreement, a "competitive business" shall mean a business engaged in the wholesale, retail and/or catalog sale of roasted coffee beans and related products.

		 5.3 	Non-solicitation of Employees.  Executive shall not at any time during the one-year period following the termination of his employment with
        Employer for any reason whatsoever: employ any individual who was employed by Employer or any affiliate during the year immediately preceding his termination; or in any material respect cause, influence, or participate in the employment of any such individual by any business that is competitive with any of the businesses engaged in by Employer or any affiliate.

  	5.4 Non-solicitation of Customers and Suppliers. Executive shall not at any time during the one-year period following the termination of his employment directly or indirectly: solicit for himself or any person the business of any individual or business which was a material customer or material supplier of Employer or any affiliate at any time during the one-year period immediately preceding such termination; or persuade or attempt to persuade any such customer or supplier to cease doing business or to reduce the amount of business it does with Employer or any affiliate.

 		5.5  Equitable Remedies.  It is agreed that Executive's obligations and the rights of Employer pursuant to this Section 5 are unique and that any breach or threatened breach by Executive of any of the foregoing provisions of this Section 5 cannot be remedied solely by damages at law.  In the event of a breach or a threatened breach by Executive of any of the provisions of this Section 5, Employer shall be entitled to injunctive relief to enforce its rights and restraining Executive and any business, firm, partnership, individual, corporation or entity participating in such breach or threatened breach.  Nothing in this section shall be construed as prohibiting Employer from pursuing any other remedies available at law or in equity for such breach or threatened breach, including the recovery of damages and the immediate termination of Executive.  In addition to any such remedies,
        Employer shall be entitled to recover its net costs, including reasonable attorneys' fees and costs, to enforce its rights pursuant to this Section 5 or prevent a breach or threatened breach.

6.  	Relationship to Parties.
	   	Nothing in this Agreement shall be deemed to constitute a partnership between or a joint venture by the parties, nor be deemed to constitute either
Executive or Employer the agent of the other except as specifically provided.
Neither Executive nor Employer shall be or become liable or bound by any representation act or omission whatsoever of the other made contrary to the provisions of this Agreement.

7.  Assignment.
		This Agreement shall be binding upon the successors and assigns of Employer. Neither this Agreement nor any rights to any payments hereunder shall be assignable by Executive.

8. 	Notices.  All notices and communications hereunder shall be in writing and be given by registered or certified mail, postage and registration or certification fees prepaid, and shall be deemed given when so mailed as follows:

   	If to Employer:	 Green Mountain Coffee, Inc.
			               		 33 Coffee Lane
					                Waterbury, VT 05676


    With a copy to:  H. Kenneth Merritt, Jr., Esq.
				             	   Merritt & Merritt
					                112 Lake Street
					                P.O. Box 5839
					                Burlington, VT  05402


   	If to Executive:	Mr. Bill Prost

    At his address then current on the books and records of Employer

The foregoing addresses may be changed by notice given in the manner set forth in this Section 10.

9.  Miscellaneous.

		  9.1  Entire Agreement.  This Agreement contains the entire understanding of the parties hereto with respect to the employment of Executive by
         Employer during the term hereof, and the provisions hereof may not be altered, amended, waived, terminated or discharged in any way whatsoever
         except by subsequent written agreement executed by the party charged therewith.  This Agreement supersedes all prior employment agreements, letters, understandings and arrangements between Executive and Employer pertaining to the terms of the employment of Executive by Employer, including, without limitation, that certain letter from Employer to
         Executive dated July 11, 1996.

 		9.2   Waiver of Breach.  A waiver by either of the parties of any of the terms or conditions of this Agreement, or of any breach, shall not be deemed a waiver of such terms or conditions for the future or of any other term of condition, or of any subsequent breach.

	 	9.3   Provision not Enforceable.  Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions. Without limiting the generality of the foregoing sentence, if any of the covenants contained in Section 5 are construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect.  If any provisions of Section 5 are held to be unenforceable because of their scope or duration, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and, in its reduced form, said provision shall be enforceable.

	 9.4 Deductions and Set-Offs. Employer shall have the right to deduct and withhold from Executive's compensation the amounts required to be deducted and withheld by Employer pursuant to any present or future law. In the event that Employer makes any payments or incurs any charges for Executive's account or Executive incurs any personal charges with Employer, Employer shall have the right and Executive hereby authorizes Employer to recoup such payments or charges by deducting and withholding the aggregate amount thereof from any compensation otherwise payable to Executive hereunder. These deductions must be made within sixty (60) days from the date the charges were made.

		9.5   Governing Law.  This Agreement is made in and shall be construed and interpreted under the laws of the State of Vermont.

 	9.6 Captions. The captions in this Agreement are not part of the provisions hereof, are merely for the purpose of reference and shall have no force or effect for any purpose whatsoever, including the construction of the provisions of this Agreement.

	 9.7   Counterparts.  This Agreement may be executed in three counterparts, each of which shall be an original, and which together shall constitute one agreement.

		9.8  Employee Handbook or Manual.  In the event of any conflict between this Agreement and any Employee Manual or Handbook circulated by Employer now or in future, this Agreement shall control.

10. Arbitration. Any controversy or claim arising out of or relating to this Agreement or its breach shall be settled by binding arbitration in the city of Burlington, Vermont in accordance with the rules of the American Arbitration Association. The decision of the arbitrator shall be final and binding upon the parties and may be enforced in any court of competent jurisdiction. The arbitrator is expressly permitted to award reasonable attorneys' fees and costs to the prevailing party.


                        ACKNOWLEDGMENT OF ARBITRATION

EACH OF THE UNDERSIGNED UNDERSTANDS THAT THIS AGREEMENT CONTAINS AN AGREEMENT TO ARBITRATE. AFTER SIGNING THIS DOCUMENT, EACH PARTY UNDERSTANDS THAT IT WILL NOT BE ABLE TO BRING A LAWSUIT CONCERNING ANY DISPUTE THAT MAY ARISE WHICH IS COVERED BY THE ARBITRATION AGREEMENT, UNLESS IT INVOLVES A QUESTION OF CONSTITUTIONAL OR CIVIL RIGHTS. INSTEAD EACH PARTY AGREES TO SUBMIT ANY SUCH DISPUTE TO AN IMPARTIAL ARBITRATOR.

		IN WITNESS WHEREOF, the parties hereby have executed this Agreement as of the date first above written.

				GREEN MOUNTAIN COFFEE ROASTERS, INC.

				By:	 /s/ Robert P. Stiller
        --------------------------------
   	    	Robert P. Stiller, President
			      and	Chief Executive Officer


         /s/ Bill Prost
        --------------------------------
					    Bill Prost